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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-40934 of Expedia, Inc. on Form S-1 of our report dated October 26, 1999 (July 6, 2000 as to Note 7) for Expedia, Inc. and of our report dated March 17, 2000 for VacationSpot.com, Inc. appearing in the Prospectus, which is part of this Registration Statement.

   We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                          /s/ DELOITTE & TOUCHE LLP

Seattle, Washington
July 21, 2000